UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure and Item 8.01. Other Events.

The following release was issued by Caterpillar Inc. on October 31, 2005. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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October 31, 2005

IMMEDIATE RELEASE

Caterpillar CEO Jim Owens Presents New Enterprise Strategy For 2010 and Beyond; Outlines Plan to Achieve Breakthrough Product Quality, Superior Velocity and Profitable Growth

Owens sets bold goals for profitable growth with focus on people and process excellence

NEW YORK, New York - Caterpillar (NYSE: CAT) Chairman and Chief Executive Officer Jim Owens told a group of financial analysts and institutional shareholders that as a global leader, it is time for the company to take on new challenges and position itself for future success. At a meeting Monday in New York, Owens presented the company’s new enterprise strategy and goals, which are focused on delivering Caterpillar’s Vision 2020.

“Now is the time to define the next set of hills to conquer. We have a clear blueprint to build on our successes and strengths,” said Owens. In his presentation, Owens commented that the company is operating in an environment that is conducive to industry growth and higher sales for years to come.

“We have set challenging but realistic goals for 2010 and beyond, and are committed to achieving success that will reward customers, stockholders, and employees,” said Owens. “It’s about being number one in every endeavor we pursue, affirming our leadership in technology and innovation, and creating a great place to work. These are the things that will take Caterpillar performance to the next level.”

During the event, Owens provided an overview of the key goals for 2010:
•	Achieve breakthroughs in factory-delivered product quality
•	Be #1 for every major product group on every continent in the markets Caterpillar serves
•	Achieve $50 billion in sales and revenues by 2010
•	Deliver EPS growth which averages 15 to 20 percent annually through 2010
•	Dramatically improve earnings performance in any future economic downturn

“Team Caterpillar is as well positioned as any company, in any industry, to succeed in the global economy,” Owens said. “We’re excited to take on the challenges ahead of us - because we have the right strategy, products, technology, footprint and people to win.”

An archived replay of the webcast and presentation visuals is available at http://www.cat.com/investor. The webcast presentation will also be filed with the U.S. Securities and Exchange Commission following the event.

About Caterpillar Inc.
For 80 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2004 sales and revenues of $30.25 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “expects,”“anticipates,”“intends,”“plans,”“believes,”“seeks,”“will,” or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company’s products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company’s filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2004. We do not undertake to update our forward-looking statements.

Caterpillar contact:
Rusty Dunn
Corporate Public Affairs
309-675-4803
dunn_rusty_l@cat.com

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:
	99.1	Handout from 10/31/05 analyst meeting
	99.2	Reconciliation of Non-GAAP Financial Measures - Return on Invested Capital

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 31, 2005	By:	/s/ James B. Buda

James B. Buda
Vice President